Exhibit 99.1
Midwest Banc Holdings, Inc. Reports Q4 and Full Year Results
MELROSE PARK, Ill. – February 1, 2010 — Midwest Banc Holdings, Inc. (the “Company”) (NASDAQ:MBHI), the holding company for Midwest Bank and Trust Company (the “Bank” or “Midwest Bank”), reported results for the fourth quarter of 2009 and for the full year 2009. These results are unaudited as our independent auditors are still in the process of completing their audit of our financial statements for the year ended December 31, 2009.
“After my arrival in May 2009, we immediately began to work to restructure and restore our capital. We have reduced costs aggressively, optimized our balance sheet to preserve regulatory capital, tightened underwriting standards, built a strong loan workout area in anticipation of growth in problem loans, and crafted and announced a credible Capital Plan. Our execution philosophy has shunned denial. Instead, we embraced full transparency in our communications with all stakeholders and the reality of the state of the economy, depressed real estate valuations and their impact on our loan book,” said Midwest CEO Roberto R. Herencia.
“We have been working diligently to achieve our Capital Plan. Its execution requires the restructuring of a complex capital structure in order to attract new common equity or a merger partner in the worst capital and economic environment in 75 years. We have been undeterred in our pursuit of the Capital Plan with the support of our people, customers and bank regulators. We are up to the challenge, redoubling our efforts and proceeding vigorously.”
“On January 22, 2010, we announced the success of our exchange offer, a critical component of our Capital Plan. An overwhelming 82 percent of the depositary shareholders of the Series A Preferred tendered their shares. This successful exchange will now facilitate the execution of the remaining building blocks of the plan: the conversion of the U.S. Treasury’s TARP preferred equity investment into common equity, the restructure of subordinated and senior debt with our primary lender, and final discussions with potential equity investors and merger partners.”
“I am proud to be part of this 50 year old community bank. Our energy is aimed at completing the remaining elements of our Capital Plan. Our vision is to build a new foundation for Midwest that will support long term growth and profitability. We serve a large and diverse group of communities that require our help, now more than ever,” said Herencia. “Supporting our communities, its residents and businesses, is top of mind for Midwest Bank. We are helping by being responsible lenders, supporting customers who are able to grow and create jobs and working with our troubled borrowers who need assistance in order to get ahead. Post Capital Plan, we envision being a more vibrant and willing lender in support of our communities and their efforts to create jobs.”
The Company reported a net loss of $119.7 million for the fourth quarter of 2009 compared to net income of $4.4 million in the fourth quarter of 2008, and a net loss of $41.3 million for the third quarter of 2009. On a per share basis, the net loss per share for the quarter was $4.30, compared to net income per share of $0.11 in the fourth quarter of 2008 and net loss per share of $1.52 in the third quarter of 2009. Results for the fourth quarter include a $98.0 million provision for loan losses which, after deducting $52.7 million of net loan charge-offs, increased the allowance for loan losses to 5.6 percent of loans at December 31, 2009 from 3.4 percent at September 30, 2009. Fourth quarter results also include a $14.0 million impairment charge for goodwill.
The Company recorded a net loss of $242.7 million for the year ended December 31, 2009 compared to a net loss of $158.3 million for 2008. On a per share basis, net loss per share for the year was $8.89, compared to a net loss per share of $5.82 in 2008. The provision for loan losses was $167.7 million for the year ended December 31, 2009, an increase of $95.9 million or 133.7 percent compared to the 2008 provision of $71.8 million. The full-year provision for loan losses, combined with $83.3 million of net loan charge-offs for 2009, resulted in an allowance for loan losses of $128.8 million, or 5.6 percent of loans at December 31, 2009 versus $44.4 million, or 1.8 percent of loans at December 31, 2008. The 2009 results include a $14.0 million impairment charge for goodwill. The 2008 results included $82.1 million of pre-tax losses on FHLMC and FNMA preferred stock and an $80.0 million impairment charge for goodwill.
“In connection with the execution of the Capital Plan and with the assistance of independent outside parties, management has performed cumulative loan loss studies under various methodologies and assumptions, including highly stressed scenarios, in order to determine our capital needs. We have also found these studies to be quite useful in assessing trends, managing, and planning for problem loans. We continue to closely monitor our loan portfolio and aggressively take action to resolve issues as they arise,” said Herencia.
Capital Plan Execution
•	On July 28, 2009, the Company announced that it had developed a detailed capital plan and timeline for execution (the “Capital Plan”). The Capital Plan was adopted in order to, among other things, improve the Company’s common equity capital and raise additional capital to enable it to better withstand and respond to adverse market conditions and serve as a platform for future growth and profitability.

•	On December 3, 2009, we launched the exchange offer for our Series A preferred stock. The final exchange ratio was set at 7.0886 shares of common stock for each depositary share of the Series A Preferred. On January 21, 2010, we accepted for exchange 1,414,941 depositary shares, representing approximately 82 percent of the 1,725,000 depositary shares outstanding prior to the exchange offer. The exchange offer generated approximately $35.4 million of additional common equity. The Company issued 10,029,946 shares of common stock for the 1,414,941 shares tendered in the exchange.

•	We are in advanced discussions with the U.S. Treasury related to converting to common stock the $84.8 million of outstanding preferred stock issued to the U.S. Treasury under its Capital Purchase Program in 2008. The U.S. Treasury previously delivered to us a letter expressing its willingness to consent to such a transaction, and we are currently in the final stages of negotiating the definitive terms of this transaction.

•	As previously announced, on October 22, 2009, the Company entered into a Forbearance Agreement with its senior lender effective through March 31, 2010. Management believes that the Forbearance Agreement provides the Company sufficient time to complete all major elements of the Capital Plan. The Company is also in advanced negotiations with its senior lender to restructure close to $80 million in subordinated and senior debt.

•	The Company is also pursuing, as the final component of the Capital Plan, a new common equity raise, the proceeds of which would be used for general corporate purposes, including injecting capital into the Bank, or a merger with another bank holding company.
“The thesis behind our Capital Plan is straightforward: Midwest is capable of attracting new common equity investment because it operates an attractive and scalable banking franchise, has a capable new management team, and its sizable loan loss reserves and tangible common equity, post restructuring under the Plan, are sufficient to absorb cumulative loan losses in this cycle under an adverse economic scenario,” Herencia said. “We have been able to prove the first two premises of our thesis in our interactions with potential investors and the progress to date of the Capital Plan. We believe our negotiations with Treasury and our senior lender will pave the way to facilitating a final decision by one of the equity investors who has expressed serious interest in Midwest.”
Q4 Significant Events
•	As anticipated, on December 18, 2009, we formally entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of Chicago and the Illinois Department of Financial and Professional Regulation, Division of Banking. The Agreement is consistent with the expected regulatory actions that we previously disclosed, and we have already completed many of the steps referenced in the Agreement. We have been working diligently to address matters they have identified and look forward to resolving them with the regulators as quickly as possible.

•	At December 31, 2009, the Bank was undercapitalized according to regulatory standards with a 6.41 percent total risk-based capital ratio and a 3.41 percent Tier 1 leverage ratio. These ratios must be 8.00 percent and 4.00 percent, respectively, for a bank to be considered adequately capitalized. As a consequence of the Bank being undercapitalized, the Bank will, among other things, be prohibited from renewing or accepting new brokered deposits, making capital distributions to the Company, and be subject to limits on asset growth and expansion. In July, we announced our Capital Plan designed to strengthen our capital position. As noted above, we made significant progress with the exchange of over 82 percent of the depositary shares of our Series A preferred into common, continued negotiations with the U.S. Treasury and further discussions with potential outside investors to invest additional equity capital into our Company.

•	The level of the provision for loan losses recognized was 186 percent of net charge-offs in the fourth quarter and 215 percent in the third quarter. Management believes we are recognizing losses in our portfolio through charge-offs as credit developments warrant. The fact that our provisions are still well over our charge-offs shows proactive management in the recent difficult credit environment.

•	The Company determined activities in the fourth quarter including the written agreement from the regulators and the decline in the Bank’s regulatory capital position to undercapitalized constituted triggering events requiring an interim goodwill impairment test. As a result of that test, the Company recorded a $14.0 million goodwill impairment in the quarter.

•	Liquidity remains high at the Bank. Liquid assets increased by $95.0 million during the quarter to $419.5 million.
Loan Portfolio
Average total loans decreased $108.9 million during the fourth quarter of 2009. From September 30, 2009 to December 31, 2009, loans outstanding declined $133.8 million, with almost half of this decline due to gross charge-offs of $53.3 million and transfers to foreclosed properties of $8.7 million. The average yield on loans was 5.01 percent in the fourth quarter, compared to 5.32 percent in the third quarter, with 83 percent of all loans tied to prime having interest rate floors in place and 79 percent of those loans currently at their floors. Most of the decline in loan yield was due to the increase in non-accrual loans.
The table below presents the loan portfolio, including the loan balances, amounts and remaining percentage availability and total loan commitments.
Loan Portfolio
As of December 31, 2009
($ in millions)

		Total	Total	Percent
Loan Type	Balance	Availability	Commitment	Availability
Land	$102.6	$7.2	$109.8	6.6	percent
Land Development, Residential	17.1	1.0	18.1	5.5
Land Development, Commercial	13.3	0.7	14.0	5.0
Land Development, Teardown	7.6	—	7.6	—
Condominium	64.8	8.6	73.4	11.7
Residential Construction	52.6	4.5	57.1	7.9
Commercial Construction	27.4	0.9	28.3	3.2
Residential Non-Builder	6.5	0.7	7.2	9.7
Letters of Credit	—	0.8	0.8	100.0
Other	1.2	—	1.2	—

Total Const. & Land Development	293.1	24.4	317.5	7.7

1-4 Residential	68.5	0.1	68.6	0.1
1-4 ARM	37.0	—	37.0	—

Total Residential	105.5	0.1	105.6	0.1

Home Equity Fixed	17.6	—	17.6	—
Home Equity Floating	201.6	86.7	288.3	30.1

Total Home Equity	219.2	86.7	305.9	28.3

CRE — Non-Owner Occupied	719.9	19.1	739.0	2.6
CRE — Owner Occupied	521.4	5.8	527.2	1.1

Total CRE	1,241.3	24.9	1,266.2	2.0

Commercial & Industrial	450.8	260.5	711.3	36.6

Agricultural	5.9	1.3	7.2	18.1

Consumer	5.5	1.9	7.4	25.7

Overdrafts, Settlement, Miscellaneous	(1.0)

Total Portfolio	$2,320.3	$399.8	$2,721.1	14.7	percent

•	Total construction and land development loan commitments are 92.3 percent funded.

•	Land and land development loans represent 6.1 percent of the loan portfolio.
Asset Quality
In response to cumulative loan loss analyses performed in the second quarter of 2009 by expert loan review parties and internal staff, significant steps have been taken to improve the management of asset quality and problem loans. Under the leadership of a new Chief Risk Officer appointed in the fourth quarter of 2009, these efforts have resulted in tighter loan underwriting criteria, credit policy changes and a more disciplined loan approval and renewal process. Progress has been made in a short period to create a culture that rewards the early identification of problems, the appropriate downgrade of loan risk ratings and the free flow and timeliness of information shared between lending and credit risk personnel.
Portfolio management practices have been enhanced through more frequent and rigorous loan portfolio reviews for both performing and non-performing assets. In addition, the measurement and tracking of loan exceptions have been improved.
Importantly, the Bank has built a quality loan workout team over the last two quarters composed of internal senior lending and loan review personnel and outside workout experts with strong real estate background. The Bank has successfully leveraged its workout capacity by recruiting a third party, real estate workout expert firm to assist with the management of the largest and most complex real estate exposures. The creation and expansion of the workout group, together with weekly problem loan reviews, has provided the Bank with the ability to identify and manage problem loans at an earlier point in the cycle than was previously the case. This group provides the critical resources needed to restructure, collect, and maximize recoveries of problem credits.
In the fourth quarter, we recorded a provision for credit losses of $98.8 million and recognized net loan charge-offs totaling $52.7 million. Non-accrual loans increased $79.9 million, or 41 percent during the fourth quarter to $273.8 million, representing 11.8 percent of loans.
The table below presents certain loan quality information, including loan balance by type, amounts and percentage by past due and non-accrual status, amount of specific reserve, and full year gross charge-off amounts.
Loan Quality
($ in millions)

									2009
	As of December 31, 2009								Gross
		30-89 Days Past Due			Non-Accrual			Specific	Charged-
Loan Type	Balance	($)	Percent		($)	Percent		Reserve	Off
Land	$102.6	$9.9	9.6	percent	$37.0	36.1	percent	$11.9	$12.2
Land Development, Residential	17.1	—	—		2.1	12.3		0.5	1.1
Land Development, Commercial	13.3	—	—		1.3	9.8		—	1.5
Land Development, Teardown	7.6	—	—		7.6	100.0		3.6	—
Condominium	64.8	—	—		27.7	42.7		10.2	4.3
Residential Construction	52.6	0.5	1.0		20.1	38.2		6.1	10.0
Commercial Construction	27.4	—	—		13.2	48.2		5.3	1.0
Residential Non-Builder	6.5	—	—		1.0	15.4		0.5	—
Letters of Credit	—	—	—		—	—		—	—
Other	1.2	—	—		—	—		—	—

Total Const. & Land Development	293.1	10.4	3.5		110.0	37.5		38.1	30.1

1-4 Residential	68.5	1.5	2.2		12.6	18.4		1.8	0.6
1-4 ARM	37.0	2.4	6.5		—	—		—	1.9

Total Residential	105.5	3.9	3.7		12.6	11.9		1.8	2.5

Home Equity Fixed	17.6	0.3	1.7		0.3	1.7		—	0.1
Home Equity Floating	201.6	2.7	1.3		—	—		—	1.4

Total Home Equity	219.2	3.0	1.4		0.3	0.1		—	1.5

CRE — Non-Owner Occupied	719.9	13.8	1.9		110.5	15.3		21.9	18.7
CRE — Owner Occupied	521.4	10.5	2.0		19.6	3.8		2.2	4.1

Total CRE	1,241.3	24.3	2.0		130.1	10.5		24.1	22.8

Commercial & Industrial	450.8	21.2	4.7		20.7	4.6		5.5	28.2

Agricultural	5.9	—	—		—	—		—	—

Consumer	5.5	0.1	1.8		—	—		—	0.1

Overdrafts, Settlement, Miscellaneous	(1.0)	—	—		—	—		—	0.3

Total Portfolio	$2,320.3	$62.9	2.7	percent	$273.7	11.8	percent	$69.5	$85.5

Non-accrual loans in the commercial real estate portfolio increased $51.0 million or 64 percent from the third quarter. The largest contributing sub-category within commercial real estate was non-owner occupied which increased $53.8 million. Non-accrual owner occupied commercial real estate loans decreased by $2.8 million due to charge-offs and transfers to foreclosed properties.
Non-accrual loans in the construction and land development portfolio increased $29.2 million or 36 percent from the third quarter. The largest contributing sub-categories within construction and land development were: condominium, which increased $20.0 million; land, which increased $12.0 million; and commercial construction, which increased $9.3 million. Other non-accrual construction and land development sub-categories decreased with the greatest decline in residential construction loans, which decreased by $10.0 million, due to charge-offs and transfers to foreclosed properties.
Credit Quality and the Allowance for Loan Losses
The length and breadth of the economic downturn, including record high unemployment and vacancy rates, is continuing to put pressure on our borrowers, reducing both their ability to support their borrowings from a cash flow perspective and the value of property pledged as collateral for those borrowings in the case of default. With a large concentration of our loan portfolio in commercial real estate, the Company experienced continued deterioration in its portfolio during the fourth quarter as both delinquencies on our commercial real estate loans increased and declines in related collateral values continued. In response, the Company has strengthened credit quality oversight and fine tuned probability and severity loss estimates.
Non-accrual loans increased $79.9 million or 41 percent in the fourth quarter of 2009 to $273.8 million or 11.8 percent of loans, from $193.9 million or 7.9 percent of loans at September 30, 2009. Although non-accrual growth of $79.9 million during the fourth quarter would appear to indicate a downward trend when compared to the $98.9 million previous 2009 quarter increase, loans transferred into non-accrual status were $140 million during the fourth quarter of 2009 compared to $113 million the previous quarter. The larger quarterly transfers into non-accrual status were partially offset by increases in both charge-offs and transfers to foreclosed properties. Fourth quarter gross charge-offs were $53.3 million compared to $17.7 million in the third quarter and transfers to foreclosed properties were $8.7 million in the fourth quarter compared to $4.3 million in the previous quarter.
The allowance for loan losses at December 31, 2009 was $128.8 million or 5.6 percent of loans compared to $83.5 million and 3.4 percent of loans as of September 30, 2009. The allowance for loan losses as a percent of loans and partial charge-offs was 8.98 percent at December 31, 2009 compared to 5.07 percent as of September 30, 2009. The provision for loan losses (charge to income) for the fourth quarter was $98.0 million compared to $36.7 million in the previous quarter. The increase in the allowance for loan losses and $98.0 million provision for loan losses for the fourth quarter were primarily driven by an increase in non-accrual loans, and further deterioration in real estate collateral values supporting these loans.
The provision is determined by estimating the period end allowance for loan losses needed by examination of the current loan portfolio, and then deducting the previous ending allowance balance and net charge-offs during the current period.
In computing our allowance for loan losses, loans are segmented into pools with similar characteristics (collateral) and the allowance for these loans is estimated based upon Company historical loss experience adjusted for additional risks due to current portfolio characteristics including internal risk ratings, collateral type and location, and uncertainties in our market.
Non-accrual loans with balances over $300,000 are removed from the above pools and evaluated separately based upon estimated collateral values and/or cash flows available for debt service. Those estimated specific reserves are added to the estimates of losses by pool to compute the entire allowance.
As a result of the large influx of loans moving into non-accrual status during the fourth quarter, loans being evaluated for specific reserves increased by $70.7 million or 37 percent in the quarter and represented 11.3 percent of total loans at December 31, 2009, up from 7.8 percent at September 30, 2009. Specific reserves for those loans were $69.5 million or 26.5 percent of their respective loan balances as of December 31, 2009, compared to $59.4 million or 31.0 percent at the previous quarter end. The decrease in the specific reserves as a percent of loans evaluated individually from 31.0 percent to 26.5 percent was predominately the result of charging-off amounts considered uncollectible rather than improving collateral values or declining total loss estimates. Adding previously recorded partial charge-offs on these separately evaluated loans to their period end specific reserves indicates the Company’s total loss estimates on those loans increased to 45 percent on December 31, 2009 from 35 percent as of September 30, 2009, primarily due to larger decreases in estimated collateral values, especially in commercial real estate. Although ultimate disposition of these specific credits cannot be predicted with certainty, management believes the total loss estimate is sufficient to capture the credit risk at this point in the credit cycle.
Liquidity
The Bank’s overall liquidity position improved, partially due to a $28.8 million reduction in the securities portfolio and a $68.9 million reduction in loans during the fourth quarter, net of gross charge-offs and transfers to OREO. Liquid assets, including excess reserves on deposit at the Federal Reserve Bank and unencumbered securities, increased by $95.0 million during the quarter to $419.5 million. Total deposits increased by $14.9 million or 0.6 percent compared to the third quarter.

Net Interest Margin
Net interest margin decreased 9 basis points from 1.83 percent in the third quarter to 1.74 percent in the fourth quarter. A majority of this decline was attributable to average loan volume decline and the impact of non-accrual loan interest reversals. Net interest reversals related to the $79.9 million increase in non-accrual loans and a decrease in interest income associated with the $133.8 million decline in the loan portfolio contributed to the $1.2 million decline in our net interest income. Our net interest margin was positively impacted by an increase in yield on the securities portfolio and the decline in cost of deposits.
Noninterest Income
Noninterest income for fourth quarter 2009 declined to $2.8 million from $3.7 million in the third quarter 2009. The sale of an investment in the third quarter also reduced noninterest income by $0.4 million for the fourth quarter; there was a decrease in securities gains of $0.2 million from the third quarter to the fourth quarter.
Noninterest Expense
Noninterest expense for fourth quarter 2009 was $24.5 million, excluding a goodwill impairment charge of $14.0 million, compared to $22.5 million in third quarter 2009. The increase in noninterest expense of $2.0 million in the fourth quarter primarily reflects the impact of higher FDIC expense of $1.8 million. Non-reimbursable loan expenses related to impaired loans and insurance costs increased $0.8 million in the fourth quarter. Partially offsetting some of these costs was the impact of staff reductions and suspension of the 401(k) match, which began in the third quarter.
Financial Results
•	Diluted earnings (loss) per share was ($4.30) for fourth quarter and ($8.89) for twelve months ended Dec. 31, 2009
o	Compared to ($1.52) for third quarter 2009

o	Compared to $0.11 for fourth quarter 2008

o	Compared to ($5.82) for twelve months ended Dec. 31, 2008
•	Net income (loss) was ($119.7) million for fourth quarter and ($242.7) million for twelve months ended Dec. 31, 2009
o	Compared to ($41.3) million for third quarter 2009

o	Compared to $4.4 million for fourth quarter 2008

o	Compared to ($158.3) million for twelve months ended Dec. 31, 2008
•	Net interest margin was 1.74 percent for fourth quarter and 2.16 percent for twelve months ended Dec. 31, 2009
o	Compared to 1.83 percent for third quarter 2009

o	Compared to 2.51 percent for fourth quarter 2008

o	Compared to 2.75 percent for twelve months ended Dec. 31, 2008
Loans and Loan Quality
•	Loans in fourth quarter 2009 decreased
o	$133.8 million compared to third quarter 2009
•	Annualized net charge-off rate was 8.73 percent for fourth quarter 2009
o	Compared to 2.71 percent for third quarter 2009

o	Compared to 2.39 percent for fourth quarter 2008
•	Non-accrual loans at Dec. 31, 2009 were $273.8 million or 11.80 percent of loans
o	Compared to 7.90 percent at Sept. 30, 2009

o	Compared to 2.43 percent at Dec. 31, 2008
•	Nonperforming assets at Dec. 31, 2009 were $312.4 million, or 13.31 percent of loan-related assets
o	Compared to 8.91 percent at Sept. 30, 2009

o	Compared to 3.34 percent at Dec. 31, 2008
•	Nonperforming assets at Dec. 31, 2009 were $312.4 million, or 9.09 percent of total assets
o	Compared to 6.22 percent at Sept. 30, 2009

o	Compared to 2.36 percent at Dec. 31, 2008
•	Allowance for loan losses at Dec. 31, 2009 was 5.55 percent of loans
o	Compared to 3.40 percent at Sept. 30, 2009

o	Compared to 1.77 percent at Dec. 31, 2008
•	Allowance for loan losses to non-accrual loans was 47 percent at Dec. 31, 2009
o	Compared to 43 percent at Sept. 30, 2009

o	Compared to 73 percent at Dec. 31, 2008
•	Delinquencies 30-89 days were 2.71 percent of loans at Dec. 31, 2009
o	Compared to 3.24 percent at Sept. 30, 2009

o	Compared to 1.03 percent at Dec. 31, 2008
Capital Ratios at the Bank as of Dec. 31, 2009:

— Tier 1 common risk-based	5.10	percent
— Tier 1 risk-based	5.10
— Total risk-based	6.41
— Tier 1 leverage	3.41
Additional financial data is contained in the accompanying statements, tables and schedules.
About Midwest
We are a half century old community bank with $3.4 billion in assets at December 31, 2009. We have two principal operating subsidiaries; Midwest Bank and Trust Company and Midwest Financial and Investment Services, Inc. Midwest Bank has 26 locations serving the diverse needs of both urban and suburban Chicagoland businesses and consumers through its Commercial Banking, Wealth Management, Corporate Trust and Retail Banking areas.
Forward-Looking Statements
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the company’s Annual Report on Form 10-K, recent S-4 filings and other publicly available information regarding the company, copies of which are available from the company upon request. Such publicly available information sets forth certain risks and uncertainties related to the company’s business which should be considered in evaluating “Forward-Looking Statements.”
Contacts:
John B. Pelling, III, 708-498-2013
Investor Relations
Midwest Banc Holdings, Inc.
IR@midwestbank.com
Media
Chris Robling, 312-658-0445
crobling@jaynethompson.com

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data and percentages)

	Three Months Ended
	Dec. 31,		Sept. 30,		June 30,		March 31,		Dec. 31,
	2009		2009		2009		2009		2008
Income Statement Data:
Net (loss) income	$(119,659)		$(41,267)		$(76,467)		$(5,320)		$4,429

Per Share Data:
Basic and diluted (loss) earnings (11)	$(4.30)		$(1.52)		$(2.78)		$(0.27)		$0.11
Cash dividends declared	—		—		—		—		—
Book value	(2.39)		2.02		3.45		6.38		6.56
“If converted” book value(10)	(0.78)		3.22		4.53		7.18		7.35
Tangible book value(1)	(5.14)		(1.25)		0.15		3.05		3.21
“If converted” tangible book value(1)(10)	(3.27)		0.26		1.53		4.16		4.31
Stock price at period end	0.36		0.71		0.75		1.01		1.40

Share Data:
Common shares outstanding — at period end	28,121		28,116		27,944		27,929		27,893
Basic — average	28,116		27,953		27,926		27,925		27,863
Diluted — average	28,116		27,953		27,926		27,925		27,863

Selected Financial Ratios:
Return on average assets	(13.39	) percent	(4.49	) percent	(8.38	) percent	(0.59	) percent	0.49	percent
Return on average equity	(301.80)		(78.30)		(103.60)		(7.12)		7.17
Net interest margin (tax equivalent)	1.74		1.83		2.52		2.63		2.51
Efficiency ratio(2)(3)	198		98		97		84		103
Dividend payout ratio (11)	—		—		—		—		—
Loans to deposits at period end	90		96		101		102		104
Loans to assets at period end	68		69		72		70		70
Equity to assets at period end	1.64		5.09		6.15		8.11		8.57
Tangible equity to tangible assets at period end(1)(4)	(0.62)		2.56		3.66		5.75		6.11

Full time equivalent employees	416		420		497		542		536

Balance Sheet Data:
Total earning assets	$3,343,911		$3,392,458		$3,382,725		$3,339,448		$3,195,408
Average earning assets	3,395,916		3,476,611		3,344,103		3,268,589		3,219,078
Average assets	3,544,702		3,650,053		3,660,670		3,648,873		3,590,313
Average loans	2,396,233		2,505,134		2,584,757		2,543,770		2,499,802
Average securities	603,607		639,588		669,494		688,334		668,830
Average deposits	2,579,616		2,630,148		2,529,526		2,474,262		2,478,948
Tangible shareholders’ equity(1)	(20,777)		88,413		127,272		208,098		212,289
Average equity	157,301		209,097		296,055		303,019		245,795
See footnotes at end of statements, tables and schedules.

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data and percentages)

	Twelve Months Ended
	Dec. 31,		Dec. 31,
	2009		2008
Income Statement Data:
Net loss	$(242,713)		$(158,273)

Per Share Data:
Basic and diluted loss	$(8.89)		$(5.82)
Cash dividends declared	—		0.26

Share Data:
Common shares outstanding — at period end	28,121		27,893
Basic — average	27,982		27,854
Diluted — average	27,982		27,854

Selected Financial Ratios:
Return on average assets	(6.69	) percent	(4.32	) percent
Return on average equity	(100.76)		(46.65)
Net interest margin (tax equivalent)	2.16		2.75
Efficiency ratio(2)(3)	113		144
Dividend payout ratio	—		N/M

Full time equivalent employees	416		536

Balance Sheet Data:
Total earning assets	$3,343,911		$3,195,408
Average earning assets	3,371,942		3,258,393
Average assets	3,625,855		3,661,209
Average loans	2,507,063		2,483,070
Average securities	649,995		728,028
Average deposits	2,553,886		2,422,651
Tangible shareholders’ equity(1)	(20,777)		212,289
Average equity	240,880		339,261

N/M — Not meaningful.
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In thousands, except per share data and percentages)

	Three Months Ended
	Dec. 31,		Sept. 30,		June 30,		March 31,		Dec. 31,
	2009		2009		2009		2009		2008
Interest Income
Loans	$29,989		$33,294		$35,348		$34,549		$35,558
Securities
Taxable	2,099		1,488		4,663		6,940		7,381
Exempt from federal income taxes	1		29		406		550		551
Dividends from FRB and FHLB stock	160		160		170		190		190
Short-term investments	196		164		75		37		54

Total interest income	32,445		35,135		40,662		42,266		43,734

Interest Expense
Deposits	9,928		11,385		12,210		13,685		15,524
Federal funds purchased and FRB discount window advances	—		—		20		29		14
Securities sold under repurchase agreements	3,264		3,264		3,229		3,205		3,264
Advances from the FHLB	3,066		3,065		3,035		3,029		3,126
Junior subordinated debentures	439		497		615		739		911
Revolving note payable	159		158		88		43		204
Term note payable	673		679		266		282		616
Subordinated debt	144		145		144		152		243

Total interest expense	17,673		19,193		19,607		21,164		23,902

Net interest income	14,772		15,942		21,055		21,102		19,832
Provision for credit losses(13)	98,750		37,450		20,750		13,253		20,275

Net interest income after provision for credit losses	(83,978)		(21,508)		305		7,849		(443)

Noninterest Income
Service charges on deposit accounts	1,841		2,013		1,953		1,894		1,908
Gains on securities transactions	161		386		4,251		—		—
Impairment loss on securities	—		—		(740)		—		—
Insurance and brokerage commissions	220		268		338		320		333
Trust fees	306		337		296		282		241
Increase in CSV of life insurance	—		—		490		842		875
Gain on sale of property	—		—		—		—		—
Other	307		653		707		5		375

Total noninterest income	2,835		3,657		7,295		3,343		3,732

Noninterest Expense
Salaries and employee benefits	8,616		8,948		11,859		11,083		13,819
Occupancy and equipment	3,275		3,175		3,356		3,245		3,511
Professional services	2,680		2,838		1,890		2,102		3,240
Marketing	111		201		339		688		842
Foreclosed properties	3,420		3,098		450		345		66
Amortization of intangible assets	573		573		573		573		590
Merger related charges	—		—		—		—		—
Loss on extinguishment of debt	—		—		—		—		—
Goodwill impairment charge	14,000		—		—		—		—
FDIC insurance	3,310		1,550		3,261		1,175		504
Other	2,552		2,067		2,692		2,297		2,831

Total noninterest expense	38,537		22,450		24,420		21,508		25,403

Loss before income taxes	(119,680)		(40,301)		(16,820)		(10,316)		(22,114)
Provision (benefit) for income taxes	(21)		966		59,647		(4,996)		(26,543)

Net (Loss) Income	$(119,659)		$(41,267)		$(76,467)		$(5,320)		$4,429

Net (loss) income available to common shareholders (11)	$(121,014)		$(42,556)		$(77,757)		$(7,443)		$3,138

Basic and diluted (loss) earnings per share (11)	$(4.30)		$(1.52)		$(2.78)		$(0.27)		$0.11

Cash dividends declared per share	$—		$—		$—		$—		$—

Top line revenue (5)	$17,607		$19,599		$28,350		$24,445		$23,564
Noninterest income to top line revenue	16	percent	19	percent	26	percent	14	percent	16	percent
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In thousands, except per share data and percentages)

	Twelve Months Ended
	Dec. 31,		Dec. 31,	Increase	Increase
	2009		2008	(Decrease)	(Decrease)
Interest Income
Loans	$133,180		$151,120	$(17,940)	(11.9	) percent
Securities
Taxable	15,190		33,157	(17,967)	(54.2)
Exempt from federal income taxes	986		2,316	(1,330)	(57.4)
Dividends from FRB and FHLB stock	680		741	(61)	(8.2)
Short-term investments	472		327	145	44.3

Total interest income	150,508		187,661	(37,153)	(19.8)

Interest Expense
Deposits	47,208		66,025	(18,817)	(28.5)
Federal funds purchased and FRB discount window advances	49		2,064	(2,015)	(97.6)
Securities sold under repurchase agreements	12,962		13,262	(300)	(2.3)
Advances from the FHLB	12,195		11,824	371	3.1
Junior subordinated debentures	2,290		3,696	(1,406)	(38.0)
Revolving note payable	448		474	(26)	(5.5)
Term note payable	1,900		2,643	(743)	(28.1)
Subordinated debt	585		707	(122)	(17.3)

Total interest expense	77,637		100,695	(23,058)	(22.9)

Net interest income	72,871		86,966	(14,095)	(16.2)
Provision for credit losses(13)	170,203		72,642	97,561	134.3

Net interest income after provision for credit losses	(97,332)		14,324	(111,656)	(779.5)

Noninterest Income
Service charges on deposit accounts	7,701		7,742	(41)	(0.5)
Gains (losses) on securities transactions	4,798		(16,596)	21,394	(128.9)
Impairment loss on securities	(740)		(65,387)	64,647	(98.9)
Losses on sales of loans	—		(75)	75	(100.0)
Insurance and brokerage commissions	1,146		2,024	(878)	(43.4)
Trust fees	1,221		1,623	(402)	(24.8)
Increase in CSV of life insurance	1,332		3,509	(2,177)	(62.0)
Gain on sale of property	—		15,196	(15,196)	(100.0)
Other	1,672		1,368	304	22.2

Total noninterest income (loss)	17,130		(50,596)	67,726	(133.9)

Noninterest Expense
Salaries and employee benefits	40,506		50,389	(9,883)	(19.6)
Occupancy and equipment	13,051		12,714	337	2.7
Professional services	9,510		8,590	920	10.7
Marketing	1,339		2,706	(1,367)	(50.5)
Foreclosed properties	7,313		332	6,981	2,102.7
Amortization of intangible assets	2,292		2,361	(69)	(2.9)
Merger related charges	—		271	(271)	(100.0)
Loss on extinguishment of debt	—		7,121	(7,121)	(100.0)
Goodwill impairment charge	14,000		80,000	(80,000)	(100.0)
FDIC insurance	9,296		2,603	6,693	257.1
Other	9,608		9,987	(379)	(3.8)

Total noninterest expense	106,915		177,074	(84,159)	(47.5)

Loss before income taxes	(187,117)		(213,346)	40,229	(18.9)
Provision (benefit) for income taxes	55,596		(55,073)	110,669	(200.9)

Net Loss	$(242,713)		$(158,273)	$(70,440)	44.5	percent

Net loss available to common shareholders	$(248,770)		$(162,001)	$(86,769)	53.6	percent

Basic and diluted loss per share	$(8.89)		$(5.82)	$(3.07)	52.7	percent

Cash dividends declared per share	$—		$0.26	$(0.26)	(100.0	) percent

Top line revenue (5)	$90,001		$36,370	$53,631	147.5	percent
Noninterest income to top line revenue	19	percent	N/M

N/M — Not meaningful.
See footnotes at end of statements, tables and schedules.

Balance Sheet
Midwest Banc Holdings, Inc.
(In thousands, unless otherwise noted)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008
Assets
Cash	$27,644	$32,278	$36,965	$56,516	$61,330
Short-term investments	414,466	295,162	160,538	1,762	1,735

Securities available-for-sale	581,474	615,543	633,282	685,858	621,949
Securities held-to-maturity	—	—	—	29,082	30,267

Total securities	581,474	615,543	633,282	714,940	652,216

Federal Reserve and FHLB stock, at cost	27,652	27,652	29,648	31,698	31,698

Loans	2,320,319	2,454,101	2,559,257	2,591,048	2,509,759
Allowance for loan losses	(128,800)	(83,506)	(63,893)	(53,011)	(44,432)

Net loans	2,191,519	2,370,595	2,495,364	2,538,037	2,465,327

Cash value of life insurance	—	—	—	85,517	84,675
Premises and equipment	39,769	40,589	40,795	38,528	38,313
Foreclosed properties	26,917	20,980	19,588	18,534	12,018
Goodwill and other intangibles	77,253	91,826	92,399	92,972	93,546
Other	48,851	49,505	60,620	134,560	129,354

Total assets	$3,435,545	$3,544,130	$3,569,199	$3,713,064	$3,570,212

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$349,796	$330,901	$336,347	$343,422	$334,495
Interest-bearing	2,220,315	2,224,288	2,202,143	2,200,583	2,078,296

Total deposits	2,570,111	2,555,189	2,538,490	2,544,005	2,412,791

Federal funds purchased & FRB discount window	—	—	—	55,000	—
Securities sold under repurchase agreements	297,650	297,650	297,650	297,650	297,650
FHLB advances	340,000	340,000	340,000	340,000	380,000
Junior subordinated debentures	60,828	60,828	60,824	60,807	60,791
Revolving note payable	8,600	8,600	8,600	8,600	8,600
Term note payable	55,000	55,000	55,000	55,000	55,000
Subordinated debt	15,000	15,000	15,000	15,000	15,000

Total borrowings	777,078	777,078	777,074	832,057	817,041

Other	31,880	31,624	33,964	35,932	34,546

Total liabilities	3,379,069	3,363,891	3,349,528	3,411,994	3,264,378

Shareholders’ Equity
Preferred equity	123,670	123,436	123,206	122,976	122,748
Common equity	(67,194)	56,803	96,465	178,094	183,086

Total shareholders’ equity	56,476	180,239	219,671	301,070	305,834

Total liabilities and shareholders’ equity	$3,435,545	$3,544,130	$3,569,199	$3,713,064	$3,570,212

	Dec. 31, 2009		Dec. 31, 2008
		Percent of		Percent of
Loan Portfolio Composition — Source of Repayment	($ in millions)	Total	($ in millions)	Total
Commercial	$972	42	$1,090	43
Construction	293	13	366	15
Commercial real estate	726	31	730	29
Consumer	225	10	201	8
Residential mortgage	105	4	123	5

Total loans, gross excluding deferred fees	$2,321	100	$2,510	100

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands, except percentages)

	For the Three Months Ended
	Dec. 31, 2009			Sept. 30, 2009			Dec. 31, 2008
	Average	Average		Average	Average		Average	Average
	Balance	Rate		Balance	Rate		Balance	Rate
Interest-Earning Assets:
Short-term investments	$368,424	0.21	percent	$303,890	0.22	percent	$18,748	1.15	percent
Securities:
Taxable(6)	603,533	1.39		637,198	0.93		610,160	4.84
Exempt from federal income taxes(6)	74	5.41		2,390	4.85		58,670	5.78

Total securities	603,607	1.39		639,588	0.95		668,830	4.92
FRB and FHLB stock	27,652	2.31		27,999	2.29		31,698	2.40
Loans (7)(8)(9)	2,396,233	5.01		2,505,134	5.32		2,499,802	5.70

Total interest-earning assets	$3,395,916	3.82	percent	$3,476,611	4.04	percent	$3,219,078	5.48	percent

Noninterest-Earning Assets:
Cash	$35,439			$34,903			$63,352
Premises and equipment	40,412			40,705			38,208
Allowance for loan losses	(88,657)			(67,605)			(41,522)
Other	161,592			165,439			311,197

Total noninterest-earning assets	148,786			173,442			371,235

Total assets	$3,544,702			$3,650,053			$3,590,313

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$177,039	0.40	percent	$179,094	0.46	percent	$176,803	0.72	percent
Money-market demand and savings accounts	342,499	0.82		344,203	0.80		334,217	0.94
Time deposits	1,717,023	2.11		1,765,654	2.38		1,637,302	3.52

Total interest-bearing deposits	2,236,561	1.78		2,288,951	1.99		2,148,322	2.89
Borrowings:
Fed funds purch & repurchase agreements	297,687	4.39		297,693	4.39		305,242	4.30
FHLB advances	340,000	3.61		340,000	3.61		380,000	3.29
Junior subordinated debentures	60,828	2.89		60,827	3.27		60,783	6.00
Revolving note payable	8,600	7.40		8,600	7.35		17,470	4.67
Term note payable	55,000	4.89		55,000	4.94		55,000	4.48
Subordinated debt	15,000	3.84		15,000	3.87		15,000	6.48

Total borrowings	777,115	3.99		777,120	4.02		833,495	4.02

Total interest-bearing liabilities	$3,013,676	2.35	percent	$3,066,071	2.50	percent	$2,981,817	3.21	percent

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$343,055			$341,197			$330,626
Other liabilities	30,670			33,688			32,075

Total noninterest-bearing liabilities	373,725			374,885			362,701

Shareholders’ equity	157,301			209,097			245,795

Total liabilities and shareholders’ equity	$3,544,702			$3,650,053			$3,590,313

Net interest margin (tax equivalent)(6)(9)		1.74	percent		1.83	percent		2.51	percent
See footnotes at end of statements, tables and schedules.

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands, except percentages)

	For the Twelve Months Ended
	Dec. 31, 2009			Dec. 31, 2008
	Average	Average		Average	Average
	Balance	Rate		Balance	Rate
Interest-Earning Assets:
Short-term investments	$185,487	0.25	percent	$17,320	1.89	percent
Securities:
Taxable(6)	624,215	2.43		667,324	5.14
Exempt from federal income taxes(6)	25,780	3.82		60,704	5.87

Total securities	649,995	2.49		728,028	5.20
FRB and FHLB stock	29,397	2.31		29,975	2.47
Loans (7)(8)(9)	2,507,063	5.31		2,483,070	6.10

Total interest-earning assets	$3,371,942	4.46	percent	$3,258,393	5.84	percent

Noninterest-Earning Assets:
Cash	$45,724			$57,303
Premises and equipment	39,663			39,018
Allowance for loan losses	(65,366)			(28,093)
Other	233,892			334,588

Total noninterest-earning assets	253,913			402,816

Total assets	$3,625,855			$3,661,209

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$176,930	0.49	percent	$200,869	0.98	percent
Money-market demand and savings accounts	349,278	0.82		384,496	1.30
Time deposits	1,690,432	2.57		1,511,182	3.91

Total interest-bearing deposits	2,216,640	2.13		2,096,547	3.15
Borrowings:
Fed funds purch & repurchase agreements	312,052	4.17		390,399	3.93
FHLB advances	346,329	3.52		335,039	3.53
Junior subordinated debentures	60,818	3.77		60,758	6.08
Revolving note payable	8,600	5.21		10,550	4.49
Term note payable	55,000	3.45		58,689	4.50
Subordinated debt	15,000	3.90		11,311	6.25

Total borrowings	797,799	3.81		866,746	4.00

Total interest-bearing liabilities	$3,014,439	2.58	percent	$2,963,293	3.40	percent

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$337,246			$326,104
Other liabilities	33,290			32,551

Total noninterest-bearing liabilities	370,536			358,655

Shareholders’ equity	240,880			339,261

Total liabilities and shareholders’ equity	$3,625,855			$3,661,209

Net interest margin (tax equivalent)(6)(9)		2.16	percent		2.75	percent
See footnotes at end of statements, tables and schedules.

Credit Risk Management
Midwest Banc Holdings, Inc.
(In thousands, except percentages)

	Three Months Ended
	Dec. 31,		Sept. 30,		June 30,		March 31,		Dec. 31,
	2009		2009		2009		2009		2008
Loan Quality
Nonaccrual loans (12)	$273,823		$193,877		$95,023		$80,332		$61,104
Troubled debt restructuring	11,635		5,763		11,006		11,006		11,006

Nonperforming loans	285,458		199,640		106,029		91,338		72,110
Foreclosed properties	26,917		20,980		19,588		18,534		12,018

Nonperforming assets	$312,375		$220,620		$125,617		$109,872		$84,128

Specific allowance on nonperforming loans	$69,494		$38,779		$13,997		$11,578		$4,546
Partial chargeoffs taken on nonperforming loans	87,482		43,050		34,427		32,431		42,058

Total specific allowance and partial charge-offs taken on nonperforming loans	$156,976		$81,829		$48,424		$44,009		$46,604

90+ days past due and accruing	$—		$—		$—		$—		$—

Loans	$2,320,319		$2,454,101		$2,559,257		$2,591,048		$2,509,759

Loan-related assets	$2,347,236		$2,475,081		$2,578,845		$2,609,582		$2,521,777

Nonaccrual loans to loans	11.80	percent	7.90	percent	3.71	percent	3.10	percent	2.43	percent

Nonperforming assets to loan-related assets	13.31	percent	8.91	percent	4.87	percent	4.21	percent	3.34	percent

Nonperforming assets to total assets	9.09	percent	6.22	percent	3.52	percent	2.96	percent	2.36	percent

Allowance for Loan Losses
Beginning balance	$83,506		$63,893		$53,011		$44,432		$39,428
Provision for loan losses (13)	98,000		36,700		20,000		13,000		20,000
Net charge-offs (recoveries)	52,706		17,087		9,118		4,421		14,996

Ending balance	$128,800		$83,506		$63,893		$53,011		$44,432

Net charge-offs to average loans	8.73	percent	2.71	percent	1.41	percent	0.70	percent	2.39	percent

Delinquencies 30 - 89 days to loans	2.71	percent	3.24	percent	2.18	percent	1.48	percent	1.03	percent

Allowance for loan losses to
Loans at period end	5.55	percent	3.40	percent	2.50	percent	2.05	percent	1.77	percent
Loans at period end and partial charge-offs	8.98	percent	5.07	percent	3.79	percent	3.26	percent	3.39	percent
Nonaccrual loans	47	percent	43	percent	67	percent	66	percent	73	percent
Nonaccrual loans including partial charge-offs taken	60	percent	53	percent	76	percent	76	percent	84	percent

Specific allowance and partial chargeoffs taken as a percentage of nonperforming loans, plus partial charge-off taken	42.09	percent	33.72	percent	34.48	percent	35.56	percent	40.82	percent

Footnotes
Midwest Banc Holdings, Inc.
(In thousands)

(1)	Shareholders’ equity less goodwill and net core deposit intangible and other intangibles.

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008
Shareholders’ equity	$56,476	$180,239	$219,671	$301,070	$305,834
Core deposit intangible & other intangibles, net	(12,391)	(12,964)	(13,537)	(14,110)	(14,683)
Goodwill	(64,862)	(78,862)	(78,862)	(78,862)	(78,862)

Tangible shareholders’ equity	$(20,777)	$88,413	$127,272	$208,098	$212,289

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and foreclosed properties expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(4)	Total assets less goodwill and net core deposit intangible and other intangibles.

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008
Total assets	$3,435,545	$3,544,130	$3,569,199	$3,713,064	$3,570,212
Core deposit intangible & other intangibles, net	(12,391)	(12,964)	(13,537)	(14,110)	(14,683)
Goodwill	(64,862)	(78,862)	(78,862)	(78,862)	(78,862)

Tangible assets	$3,358,292	$3,452,304	$3,476,800	$3,620,092	$3,476,667

(5)	Includes net interest income and noninterest income.

(6)	Adjusted for 35 percent tax rate and for the dividends-received deduction where applicable, except for the 2009 periods as a result of the Company’s current tax position.

(7)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(8)	Includes loan fees.

(9)	Reconciliation of reported net interest income to tax equivalent net interest income.

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2009	2009	2008
Net interest income	$14,772	$15,942	$19,832
Tax equivalent adjustment to net interest income	—	—	363

Net interest income, tax equivalent basis	$14,772	$15,942	$20,195

	Twelve Months Ended
	Dec. 31,	Dec. 31,
	2009	2008
Net interest income	$72,871	$86,966
Tax equivalent adjustment to net interest income	—	2,621

Net interest income, tax equivalent basis	$72,871	$89,587

(10)	Reconciliation of common equity to shareholders’ equity.

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008
Preferred equity	$123,670	$123,436	$123,206	$122,976	$122,748
Common equity	(67,194)	56,803	96,465	178,094	183,086

Shareholders’ equity	$56,476	$180,239	$219,671	$301,070	$305,834

Reconciliation of tangible common equity to tangible shareholders’ equity.

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008
Preferred equity	$123,670	$123,436	$123,206	$122,976	$122,748
Tangible common equity	(144,447)	(35,023)	4,066	85,122	89,541

Tangible shareholders’ equity	$(20,777)	$88,413	$127,272	$208,098	$212,289

Reconciliation of common shares outstanding at period end to “if converted” shares outstanding.

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008
Common shares outstanding	28,121	28,116	27,944	27,929	27,893
Resulting common shares if preferred shares were converted	2,875	2,875	2,875	2,875	2,875

“If converted” shares outstanding	30,996	30,991	30,819	30,804	30,768

(11)	Prior periods with earnings were re-stated as required by ASC 260-10-55, which was effective on January 1, 2009, to allocate earnings available to common shareholders to restricted shares of common stock that are considered participating securities.

(12)	Includes troubled debt restructuring loans of $9.7 million and $11.5 million at December 31, 2009 and September 30, 2009, respectively.

(13)	The provision for credit losses includes the provision for loan losses and the provision for unfunded commitment losses as follows.

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008
Provision for loan losses	$98,000	$36,700	$20,000	$13,000	$20,000
Provision for unfunded commitments losses	750	750	750	253	275

Provision for credit losses	$98,750	$37,450	$20,750	$13,253	$20,275

	Twelve Months Ended
	Dec. 31,	Dec. 31,
	2009	2008
Provision for loan losses	$167,700	$71,765
Provision for unfunded commitments losses	2,503	877

Provision for credit losses	$170,203	$72,642